UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007 (December 27, 2007)
ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 1020 East Meadow Circle Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On December 27, 2007, Alexza Pharmaceuticals, Inc. (the “Company” or “Alexza”) announced the initiation of a license and development partnership with Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP) for AZ-003 (Staccato® fentanyl) and the fentanyl class of molecules for North America. Currently in Phase 1 clinical development, AZ-003 is a hand-held drug device that uses Alexza’s proprietary Staccato system inhalation technology to deliver fentanyl for the treatment of breakthrough pain in cancer and non-cancer patients.
     Under the terms of the License Agreement, Endo will pay Alexza an upfront fee of $10 million, with potential additional milestone payments of up to $40 million upon achievement of predetermined regulatory and clinical milestones. Endo will also pay undisclosed royalties to Alexza on net sales of the product, from which Alexza will pay for the cost of goods for the manufacture of the commercial version of the product. In the partnership, Alexza has primary responsibility for the development and costs of the Staccato Electronic Multiple Dose device and the exclusive right to manufacture the product for clinical development and commercial supply. In the partnership, Endo has responsibility for future pre-clinical, clinical and regulatory development, and, if AZ-003 is approved for marketing, for commercializing the product in North America. Alexza will reimburse certain portions of the ongoing clinical expenses above an undisclosed threshold, subject to a limit on the total reimbursement from Alexza of $20 million. Alexza retains all rights outside of North America.
     Endo has the right to terminate the License Agreement on 90 days written notice. Upon such termination, all rights to the product, including regulatory filings, data and clinical and non-clinical data for use with the product.
     On December 27, 2007, the Company issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
     The foregoing summary is qualified in its entirety by reference to the License Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
     The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “Alexza Announces Partnership with Endo for AZ-003 (Staccato® fentanyl) in North America” dated December 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: December 28, 2007	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release entitled “Alexza Announces Partnership with Endo for AZ-003 (Staccato® fentanyl) in North America” dated December 27, 2007.